Exhibit 10.1

November 21, 2014

[Shareholder name]

[Shareholder address]

[Shareholder email]

Re:	Registration Damages Settlement Agreement

Dear Investor:

You (“Purchaser”) purchased securities of Li3 Energy, Inc. (“we,” “us” or the “Company”) in a private placement offering that closed between April 7, 2011 and May 19, 2011 (the “2011 PPO”).All capitalized terms used in this settlement agreement (the “Agreement”) and not otherwise defined shall have the respective meanings ascribed to such terms in the Registration Rights Agreement, dated as of April 7, 2011, by and among Li3 Energy, Inc. and the Purchasers party thereto.

Under the terms of the Registration Rights Agreement we entered into with you in connection with the offering, if we fail to file the Registration Statement by June 21, 2011, or fail to cause the Registration Statement to be declared effective by November 28, 2011, then, for each month that the Event is not cured, we are required to pay each investor an amount in cash, as liquidated damages, equal to 2% of the purchase price paid by you in the 2011 PPO, or $[X] (the “Penalty”).

Due to the need to focus Company resources and management’s attention during April and May 2011 on concluding the 2011 PPO, the strategic financing by POSCO, and completing our acquisition of a 60% ownership interest in the Maricunga Project, the registration statement (the “Registration Statement”) required by the Registration Rights Agreement we entered into with you in connection with the 2011 PPO was filed on July 1, 2011, ten (10) days after the Filing Date, and the Registration Statement was not declared effective until March 19, 2012, one hundred twelve (112) days after the Effectiveness Date.

On September 23, 2014, the Company´s Board of Directors determined to issue shares of common stock in lieu of cash, in an amount up to $250,000 in aggregate, in order to fully settle the Penalty. The number of shares to be issued to each 2011 PPO Purchaser will be calculated based on the volume weighted average price of the Company´s common stock for the thirty days prior to, and including, the date upon which the Company obtains approval for the Agreement from shareholders representing 67% or more of the 2011 PPO Purchasers.

For the following reasons, we are requesting that you accept this settlement in lieu of the Penalty:

(a)	The delay was caused in large part by the Company’s efforts to finalize its acquisition of Maricunga and the strategic financing deal with POSCO;

(b)	The foregoing transactions were likely of greater long-term value to the Holders than more expeditious effectiveness of the Registration Statement would have been;

(c)	It is in the best interests of the Company, and all of its stockholders to retain all of its capital resources in order to execute its business plan;

(d)	At all times since the Effectiveness Date, all the Shares have been eligible for public sale immediately under the Securities Act pursuant to Rule 144;

(e)	At all times since the Effectiveness Date, the Warrants have been significantly out-of-the-money, so no Purchaser would have had any immediate need to transfer Warrant Shares; and

(f)	The Registration Statement was ultimately declared effective on March 19, 2012.

We ask you to sign the Agreement below as evidence of your agreement to settle1, for and on behalf of all Holders2, the right to receive liquidated damages and all other related or similar rights under Section 2(d) of the Registration Rights Agreement with respect to the failure of the Company to file the Registration Statement by the Filing Date or to cause the Registration Statement to become effective by the Effectiveness Date.

By signing below, you are agreeing to the Agreement. The Agreement shall become effective once the persons who have executed them (the “Consenting Investors”) constitute the Supermajority Purchasers and the Supermajority Holders, respectively.

1.            Concurrently with the execution hereof, and in full and complete satisfaction of any and all claims by the Purchasers or any Purchaser relating to the Penalty, the Company shall issue to the Purchasers, pro rata in accordance with their respective investment amounts in the Company in connection with the 2011 PPO, an aggregate of $[Y] in shares (the “Penalty Shares”) of restricted common stock, par value $0.001 (“Common Stock”) of the Company.

1Particular provisions of the Registration Rights Agreement may be waived with and only with an agreement or consent in writing signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities (“Supermajority Holders”), pursuant to Section 6(f) of the Registration Rights Agreement. This Agreement is dated and shall be effective upon execution by Holders constituting the Supermajority Holders.

2This Agreement is being signed by each undersigned Holder with respect to all Registrable Securities held by all Holders, as stockholders of the Company and for all other purposes with respect to this Registration Damages Waiver. This Registration Damages Waiver is irrevocable and shall be effective with respect to each of the undersigned Supermajority Holders and all other Holders and all affiliates, successors, heirs, personal representatives, and assigns of such Holders.

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2.            Each Purchaser, as RELEASOR, in consideration of the agreement contained herein and for other good and valuable consideration received from the Company, as RELEASEES, the receipt of which is hereby acknowledged, does hereby fully, finally and unconditionally release and forever discharge the RELEASEES, their former, present, and future partners, officers, employees, representatives, stockholders, directors, agents, predecessors, former and present subsidiaries, parent entities, affiliates, divisions, licensees, receivers, distributors, successors and assigns, heirs, executors, administrators, attorneys, associates, and anyone affiliated with or acting on behalf of any of them (collectively, the “RELEASED PARTIES”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASED PARTIES, such RELEASOR, such RELEASOR’S attorneys, associates, agents, successors, assigns, heirs, parent or subsidiary corporations, and anyone affiliated with or acting on behalf of any of them, ever had, now have or hereafter can, shall or may have, from the beginning of the world to the day of the date of this Agreement which arise out of or relate to the 2011 PPO.

3.            The parties acknowledge and agree that this Agreement embodies a compromise settlement which is not in any respect, nor for any purposes, to be deemed or construed to be an admission or concession of any liability whatsoever on the part of any of the parties.

4.            Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents, warrants and acknowledges as to the following as of the date hereof:

(a)            Own Account. Such Purchaser understands that the Penalty Shares are “restricted securities” and have not been registered under the Securities Act of 1933 (“1933 Act”) or any applicable state securities law and is acquiring the Penalty Shares as principal for its own account and not with a view to or for distributing or reselling such Penalty Shares or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Penalty Shares in violation of the 1933 Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Penalty Shares in violation of the 1933 Act or any applicable state securities law.

(b)            Purchaser Status. At the time such Purchaser was offered the Penalty Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(5), (a)(6), (a)(7) or (a)(8) under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(c)            Experience of Such Purchaser. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks associated with its acquisition of the Penalty Shares, and has so evaluated the merits and risks of such acquisition. Such Purchaser is able to bear the economic risk associated with the acquisition of the Penalty Shares and is able to afford a complete loss of the value of the Penalty Shares.

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(d)            No General Solicitation. Such Purchaser is acquiring the Penalty Shares as part of a privately negotiated settlement with the Company and not as a result of any advertisement, article, notice or other communication regarding the Penalty Shares or otherwise published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, or presented at any seminar or any other general solicitation or general advertisement.

(e)            Reliance on Representations and Warranties. Each Purchaser understands that the Penalty Shares are being issued to such Purchaser in reliance on exemptions contained in specific provisions of United States federal securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of the exemptions contained in such provisions.

(f)            Legend. Each Purchaser acknowledges and agrees that the certificates representing the Penalty Shares shall bear a restricted legend, in the form and substance as set forth below, prohibiting the offer, sale, pledge, mortgage or transfer of the securities, except (1) (i) pursuant to an effective registration statement filed under the 1933 Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the 1933 Act (if available), or (iii) pursuant to any other exemption from the registration requirements of the Securities Act.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

5.            This Agreement shall be binding upon the parties hereto and their respective successors, assigns, heirs and representatives.

6.            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

7.            Any dispute that arises under this Agreement shall be adjudicated in the state or the federal courts located in New York, New York.

8.            This Agreement may be executed in counterparts, in PDF format or by facsimile, each of which shall be deemed an original but when taken together shall constitute one and the same agreement.

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9.            This Agreement may not be modified or amended orally, and no alleged amendment, modification or waiver of this Agreement shall have any force or effect, unless set forth in writing and signed by the party against whom enforcement is sought.

10.            This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or other negotiations, arrangements, representations, agreements, including whether in writing or oral agreements.

Please let me know whether you have any questions about this request or the Company’s progress. We appreciate your continued support in our efforts.

Li3 ENERGY, INC.

By:
Name: Luis Saenz
Title: Chief Executive Officer

[Purchaser/Holder signature page follows immediately]

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Consenting Investor Signature page to Registration Damages Settlement Agreement

The undersigned Consenting Investor agrees to the above Registration Damages Settlement Agreement:

CONSENTING INVESTOR (individual)	CONSENTING INVESTOR (entity)

Signature	Name of Entity

By:
Print Name		Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)

Title:

Date:

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